EXECUTION COPY

FORM OF STOCK OPTION AGREEMENT

               THIS STOCK OPTION AGREEMENT, dated as of March 31, 2003 (this “Agreement”), is entered into by and between SAN Holdings, Inc., a Colorado corporation (“Issuer”), and Solunet Storage Holding Corp., a Delaware corporation (“Grantee”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement (as defined below).

               WHEREAS, Issuer, Grantee, SAN Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Issuer (“Merger Sub”), and Sun Solunet, LLC, a Delaware limited liability company (“Sun”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) providing for, among other things, a merger of Merger Sub with and into Grantee; and

               WHEREAS, as a condition and inducement to Grantee’s and Sun’s willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

               Section 1. The Option.

               1A. Option Grant. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the “Option”) to purchase up to 7,615,551 shares (the “Option Shares”) of Common Stock, no par value per share, of Issuer (the “Common Stock”) (being 19.9% of the number of shares of Common Stock outstanding as of the date hereof before such issuance), at a price per Option Share equal to $0.61 (the “Exercise Price”). The number of Option Shares that may be received upon the exercise of the Option is subject to adjustment as set forth herein. The Option may be exercised in whole or in part (but not as to a fractional share of Common Stock).

               1B. Exercise Procedure.

               (i) Grantee may exercise the Option, in whole or in part, at any time or from time to time (x) prior to consummation of a Purchase Event (as defined below) but effective as of, and conditioned upon the consummation of, such Purchase Event or (y) following the occurrence of a Purchase Event; provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) one (1) month after the consummation of a Purchase Event and (iii) termination of the Merger Agreement pursuant to Sections 8.01(a), 8.01(b) and 8.01(d) thereof. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination. As used herein, a “Purchase Event” means the consummation of a transaction that satisfies all of the terms and conditions of a Qualified Proposal.

               (ii) This Option shall be deemed to have been exercised when Issuer has received all of the following items (the “Exercise Time”):

(a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Option (the “Purchaser”);

(b) this Agreement;

     (c) if this Option is not registered in the name of the Grantee, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Stock Option Agreement to the Purchaser, in which case Grantee shall have complied with the provisions set forth in Section 7 hereof; and

     (d) either (1) a check payable to Issuer an amount equal to the product of the Exercise Price multiplied by the number of Option Shares being purchased upon such exercise (the “Aggregate Exercise Price”), (2) the surrender to Issuer of debt or equity securities of Issuer having a Fair Market Value equal to the Aggregate Exercise Price of the Option Shares being purchased upon such exercise (provided that for purposes of this subparagraph, the Fair Market Value of any note or other debt security shall be deemed to be equal to the aggregate outstanding principal amount thereof plus all accrued and unpaid interest thereon and the Fair Market Value of any preferred stock shall be deemed to be equal to the aggregate liquidation value thereof plus all accrued or declared and unpaid dividends thereon) or (3) a written notice to Issuer that the Purchaser is exercising the Option (or a portion thereof) by authorizing Issuer to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Option which when multiplied by the Fair Market Value of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under the Option).

               (iii) Certificates for shares of Common Stock purchased upon exercise of the Option shall be delivered by Issuer to the Purchaser within five business days after the date of the Exercise Time. Unless the Option has expired or all of the purchase rights represented hereby have been exercised, Issuer shall prepare a new Stock Option Agreement, substantially identical hereto, representing the rights formerly represented by this Agreement which have not expired or been exercised and shall, within such five-day period, deliver such new Stock Option Agreement to the Person designated for delivery in the Exercise Agreement described in Section 1C below.

               (iv) The Common Stock issuable upon the exercise of the Option shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

               (v) The issuance of certificates for shares of Common Stock upon exercise of the Option shall be made without charge to the Grantee or the Purchaser for any issuance tax in respect thereof or other cost incurred by Issuer in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of the Option shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

               (vi) Issuer shall not close its books against the transfer of the Option or of any share of Common Stock issued or issuable upon the exercise of the Option in any manner which interferes with the timely exercise of the Option.

               (vii) Issuer shall assist and cooperate with the Grantee or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of the Option (including, without limitation, making any filings required to be made by Issuer).

               (viii) Notwithstanding any other provision hereof, if an exercise of any portion of the Option is to be made in connection with a Purchase Event, the exercise of any portion of the Option may, at the election of the Purchaser, be conditioned upon consummation of such Purchase Event.

               (ix) Issuer shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Option, such number of shares of Common Stock issuable upon the exercise of the Option. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. Issuer shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by Issuer upon each such issuance). Issuer shall from time to time take all such action as may be necessary to assure that the par value of the unissued Common Stock acquirable upon exercise of the Option is at all times equal to or less than the Exercise Price. Issuer shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Option.

               1C. Exercise Agreement. Upon any exercise of the Option, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Grantee, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Stock Purchase Agreement for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

               1D. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section 1A, be issuable upon exercise of the rights represented by the Option, Issuer shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Fair Market Value of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

               1E. Put Right

               (i) If (x) the transaction constituting the Purchase Event is for consideration other than all cash consideration and (y) the Person acquiring Issuer in such transaction (A) is not publicly traded (i.e., listed on a national securities exchange or the NASDAQ System) or (B) has an aggregate market capitalization, as of the close of trading on the next trading day immediately following the closing of the such transaction, not in excess of $1,000,000,000, each Registered Holder (as defined in Section 7B below) shall have the right, upon notice given to Issuer prior to the termination of this Option and the Registered Holder’s exercise hereof, to cause Issuer to repurchase all, but not less than all, of such Registered Holder’s right, title and interest in the Option. The purchase price payable to a Registered Holder under this Section 1E (the “Option Repurchase Price”) shall be the amount of cash equal to twenty percent (20%) of the product obtained by multiplying (i) maximum number of shares of Common Stock purchasable by such Registered Holder under this Option and (ii) the Exercise Price.

               (ii) The Registered Holder may exercise its right to require Issuer to repurchase the Option pursuant to this Section 1E by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement accompanied by a written notice or notices stating that the Registered Holder elects to require Issuer to repurchase this Option in accordance with the provisions of this Section 1E. As promptly as practicable, and in any event within five (5) business days after the surrender of the Option and the receipt of such notice relating thereto, Issuer shall deliver or cause to be delivered to the Registered Holder the Option Repurchase Price; provided that if the Registered Holder surrenders the Option and provides such notice prior to consummation of the transaction constituting the Purchase Event, Issuer shall deliver or cause to be delivered to the Registered Holder the Option Repurchase Price upon consummation of such Purchase Event.

               Section 2. Dilution Protection.

               2A. Record Date. If Issuer takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, options or in convertible securities or (ii) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Issuer’s assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change”. Prior to the consummation of any Organic Change, Issuer shall make appropriate provision (in form and substance reasonably satisfactory to the Person representing a majority of the Common Stock obtainable upon exercise of all of the Option Shares then outstanding) to insure that each of the Registered Holders (as defined in Section 7B below) of the Option shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Option, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the holder had exercised the Option immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Option had such Organic Change not taken place. In any such case, Issuer shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Option representing a majority of the Common Stock obtainable upon exercise of all Options then outstanding) with respect to such holders’ rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Option (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than Issuer, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Option based on the relative value of the Common Stock and the common stock of the successor entity or purchasing entity). Issuer shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than Issuer) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of the Option representing a majority of the Common Stock obtainable upon exercise of all of the Option then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               2C. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions or definition, then Issuer’s board of directors shall make an appropriate adjustment in the number of shares of Common Stock obtainable upon exercise of the Option so as to protect the rights of the holders of the Option; provided that no such adjustment shall decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to the Option.

               2D. Notices.

               (i) Issuer shall give written notice to the Registered Holder at least 20 days prior to the date on which Issuer closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (ii) Issuer shall give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

               Section 3. Liquidating Dividends. If Issuer declares or pays a dividend upon the Common Stock except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then Issuer shall pay to the Registered Holder of the Option (or any Person designated by the Registered Holder) at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had the Option been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

               Section 4. Purchase Rights. If at any time Issuer grants, issues or sells any options, convertible securities or rights to purchase stock, Options, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Registered holder of the Option (or any Person designated by the Registered Holder) shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of the Option immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               Section 5. Definitions. The following terms have meanings set forth below:

               “Common Stock” means Issuer’s Common Stock, no par value per share, and any capital stock of any class of Issuer hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Issuer; provided that with respect to the shares of Common Stock issuable upon the exercise of the Option, “Common Stock” means Issuer’s Common Stock, no par value per share.

               “Fair Market Value” of a security means the average of the closing prices of such security on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such date, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (including, without limitation, the OTC Bulletin Board or any similar successor organization), in each such case averaged over a period of 20 days consisting of the days of which “Fair Market Value” is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Fair Market Value” of any security shall be the fair value thereof determined jointly by Issuer and Grantee; provided that if Issuer and Grantee are unable to reach agreement within a reasonable period of time, Issuer and Grantee shall jointly select an appraiser to determine “Fair Market Value”; provided further that if Issuer and Grantee are unable to jointly select an appraiser within a reasonable period of time, Issuer and Grantee shall each select one appraiser who then shall jointly appoint a third appraiser who shall act as the appraiser for purposes of determining “Fair Market Value.” The determination of “Fair Market Value” by such appraiser shall be final and binding on Issuer and Grantee; provided that such appraiser’s determination of “Fair Market Value” shall not be higher than the highest determination of “Fair Market Value” claimed by either party or lower than the lowest determination of “Fair Market Value” claimed by either party. Issuer and Grantee shall split the fees and expenses of such appraiser in proportion to the amount by which their determination of “Fair Market Value” differed from that of such appraiser (e.g., if Issuer’s determination of “Fair Market Value” is $5, Grantee’s determination of “Fair Market Value” is $20 and such appraiser’s determination of “Fair Market Value” is $10, Issuer shall pay 1/3 of the fees and expenses of such appraiser and the Grantee shall pay 2/3 of the fees and expenses of such appraiser).

               “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability Issuer, a trust, an unincorporated organization and a government or any department or agency thereof.

               “Securities Act” means the Securities and Exchange Act of 1993, as amended, or any similar federal law then in force.

Section 6. No Voting Rights; Limitations of Liability. The Option shall not entitle the holder hereof to any voting rights or other rights as a stockholder of Issuer. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Grantee shall give rise to any liability of Grantee for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of Issuer.

               Section 7. Legend; Option Transferable.

               7A. Legend. Certificates for the Option Shares shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH __, 2003. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

               7B. Option Transferable. Subject to the transfer conditions referred to in the legend above, the Option and all rights hereunder are transferable, in whole or in part, without charge to the Grantee, upon surrender of the Option with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of Issuer (any such transferee together with the Grantee, the “Registered Holders”).

               Section 8. Option Exchangeable for Different Denominations. The Option is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of Issuer, for new Option of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Option shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date Issuer initially issues the Option shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by the Options shall be issued. All Options representing portions of the rights hereunder are referred to herein as the “Option”.

               Section 9. Registration Rights. Issuer shall, if requested by the Registered Holder that is the owner of a majority of the Option Shares (the “Owner”), as expeditiously as possible, prepare and file up to two (2) registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities (the “Registrable Securities”) that have been acquired by or are issuable to such Owner upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a “shelf” registration statement under Rule 415 under the Securities Act or any successor provision (a “Demand Registration”), and Issuer shall use all reasonable efforts to qualify such Registrable Securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period at least 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for a period of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer (but in no event shall Issuer exercise such postponement right more than once in any 12-month period); provided that in such event, the Owner shall be entitled to withdraw its request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and Issuer will pay all fees and expenses in connection with such registration. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer’s expense except for underwriting discounts or commissions, brokers’ fees and the reasonable fees and disbursements of Owner’s counsel related thereto. The Owner shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If Issuer effects a registration under the Securities Act of securities for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owner and any other Registered Holder that is the owner of Option Shares the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two Demand Registrations for the Owner under this Section 9; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer, the Owner and any other Registered Holder that is the owner of Option Shares shall each reduce on a pro rata basis the number of securities to be included therein on their respective behalf. In connection with any registration pursuant to this Section 9, Issuer, the Owner and any other Registered Holder that is the owner of Option Shares shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration. If Issuer has previously filed a registration statement and such registration has not been withdrawn or abandoned, Issuer will not file or cause to be filed any other registration of any sale of shares of Common Stock under the Securities Act (other than on a Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of Registrable Securities, until a period of at least three (3) months has elapsed from the effective date of such previous registration.

               Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to Issuer (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Option, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Issuer, or, in the case of any such mutilation upon surrender of such certificate, Issuer shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               Section 11. Notices. Except as otherwise expressly provided herein, all notices referred to in the Option shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to Issuer, at its principal executive offices and (ii) to the Registered Holder of the Option, at such holder’s address as it appears in the records of Issuer (unless otherwise indicated by any such holder).

               Section 12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Option may be amended and Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer has obtained the written consent of the Registered Holders of Option representing a majority of the shares of Common Stock obtainable upon exercise of the Option; provided that no such action may change the Exercise Price of the Option or the number of shares or class of stock obtainable upon exercise of each Option without the written consent of the Registered Holders of the Option representing at least a majority of the shares of Common Stock obtainable upon exercise of the Option.

               Section 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of the Option are inserted for convenience only and do not constitute a part of the Option. The corporation laws of the State of Colorado shall govern all issues concerning the relative rights of Issuer and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of the Option shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

* * * *

               IN WITNESS WHEREOF, Issuer and Grantee hereto have executed this Stock Option Agreement on the day and year first above written.

SAN HOLDINGS, INC.

By: /s/ John Jenkins Its: CEO

SOLUNET STORAGE HOLDING CORP.

By: /s/ M. Steven Liff Name: M. Steven Liff Title: Vice President

EXHIBIT I

EXERCISE AGREEMENT

TO:                                                                                                                                                                              DATED:

               The undersigned, pursuant to the provisions set forth in the attached Option, hereby agrees to subscribe for the purchase of ________ shares of the Common Stock covered by such Option and makes payment herewith in full therefor at the price per share provided by such Option.

SIGNATURE ______________________

ADDRESS ________________________

EXHIBIT II

ASSIGNMENT

               FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Option with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee                                                  Address                                                                                      No. of Shares

Dated:	Signature ____________________________________ ____________________________________ Witness ____________________________________